Exhibit 99.1

OUTFRONT MEDIA ANNOUNCES CONVERSION OF ALL SERIES A CONVERTIBLE PERPETUAL PREFERRED STOCK HELD BY PROVIDENCE EQUITY PARTNERS

New York, March 1, 2022 — OUTFRONT Media Inc. (NYSE: OUT) is pleased to announce that Providence Equity Partners L.L.C. and its affiliates (“Providence”) have elected to convert all 275,000 shares of Series A Convertible Perpetual Preferred Stock held by Providence into 17,388,024 shares of the Company’s common stock, effective March 1, 2022.

“We are pleased that the strong execution of our business strategy has created value for all our stakeholders and that the stock price performance and recent dividend increase have encouraged Providence to convert the form of their sizable investment in OUTFRONT,” said Jeremy Male, Chairman and Chief Executive Officer of OUTFRONT Media Inc. “We look forward to continuing our relationship with Providence as they remain a significant and valued shareholder in OUTFRONT, and we are delighted that Providence’s Michael Dominguez will remain on our board of directors.”

“Since investing in OUTFRONT nearly two years ago amidst a challenging market environment, the Company’s performance has exceeded our expectations, reflecting the strength of its team, its assets and its strategy,” said Michael Dominguez, Chief Investment Officer of Providence Equity Partners. “We are pleased to remain significant shareholders of the Company and are excited to continue working with the Company’s talented management team and board of directors to seek long-term value for all shareholders.”

Cautionary Statement Regarding Forward-Looking Statements
OUTFRONT Media Inc. (“OUTFRONT,” “we,” “our,” “us” and “the Company”) have made statements in this document that are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the use of forward-looking terminology such as “will,” “look forward,” or “seek,” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions related to our capital resources, portfolio performance and results of operations, including but not limited to the impact of the conversion of our Series A Convertible Perpetual Preferred Stock on our capital resources, portfolio performance and results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and may not be able to be realized. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: declines in advertising and general economic conditions, including declines caused by the COVID-19 pandemic; the severity and duration of the COVID-19 pandemic and any other pandemics, and the impact on our business, financial condition and results of operations; competition; government regulation; our ability to implement our digital display platform and deploy digital advertising displays to our transit franchise partners, including interruptions and reductions in demand caused by the impact of the COVID-19 pandemic; our ability to obtain and renew key municipal contracts on favorable terms; seasonal variations; dependence on our management team and other key employees; our substantial indebtedness; cash available for distributions; the ability of our board of directors to cause us to issue additional shares of stock without common stockholder approval; our failure to remain qualified to be taxed as a real estate investment trust (“REIT”); and other factors described in our filings with the Securities and Exchange Commission (the "SEC"), including but not limited to the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 24, 2022. All forward-looking statements in this document apply as of the date of this document or as of the date they were made and, except as required by applicable law, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors of new information, data or methods, future events or other changes.

About OUTFRONT Media Inc.
OUTFRONT leverages the power of technology, location and creativity to connect brands with consumers outside of their homes through one of the largest and most diverse sets of billboard, transit, and mobile assets in North America. Through its technology platform, OUTFRONT will fundamentally change the ways advertisers engage audiences on-the-go.

About Providence Equity Partners
Providence is a premier asset management firm with approximately $31 billion in aggregate private equity capital commitments. Providence pioneered a sector-focused approach to private equity investing with the vision that a dedicated team of industry experts could build exceptional companies of enduring value. Since the firm’s inception in 1989, Providence has invested in over 170 companies and has become a leading private equity firm specializing in growth-oriented investments in media, communications, education and technology.

Contacts:
OUTFRONT:

Investors	Media
Stephan Bisson	Courtney Richards
Investor Relations	PR & Events Specialist
(212) 297-6573	(646) 876-9404
stephan.bisson@outfront.com	courtney.richards@outfront.com

PROVIDENCE:

Andrew Cole/Kelsey Markovich
Sard Verbinnen & Co
(212) 687-8080
Prov-SVC@sardverb.com